UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2016 (May 15, 2016)

Nanosphere, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33775	36-4339870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue Northbrook, Illinois		60062

(Address of principal executive offices)		(Zip Code)
(847) 400-9000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
On May 15, 2016, Nanosphere, Inc., a Delaware corporation (the “Company”), Luminex Corporation, a Delaware corporation (“Luminex”), and Commodore Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Luminex (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Luminex has agreed that it will commence a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) for a purchase price of $1.35 per share, net to the holders thereof, in cash (the “Offer Price”), without interest, subject to the terms and conditions of the Merger Agreement.
The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Luminex a termination fee of $2,250,000.
Luminex has agreed to commence the Offer as promptly as reasonably practicable from the date of the Merger Agreement (but in no event later than fifteen (15) business days from the date of the Merger Agreement). The consummation of the Offer will be conditioned on (i) at least a majority of the issued and outstanding shares of the Common Stock as of the merger date having been validly tendered into and not withdrawn from the Offer, and (ii) other customary conditions.
The Merger Agreement provides that, as soon as practicable (but not more than three (3) business days) following the consummation of the Offer, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Luminex. The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), with no stockholder vote required to consummate the Merger. In the Merger: (i) each tendered issued and outstanding share of Common Stock other than shares of Common Stock owned directly by Luminex, Merger Subsidiary or the Company (if any) or owned indirectly by any wholly-owned subsidiary of any of the foregoing (if any), shall be paid an amount equal to the Offer Price (the “Merger Consideration”), and (ii) each untendered issued and outstanding share of Common Stock excluding shares held by a holder of Common Stock who, in the event Section 251(h) of the DGCL becomes unavailable as a means to effect the Merger, has not voted in favor of adoption of this Agreement or consented thereto in writing) which are held by a Person who is entitled to appraisal rights and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Common Stock being referred to collectively as the "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares) for so long as they shall be Dissenting Shares, shall be converted into the right to receive an amount equal to the Merger Consideration. Upon consummation of the Merger, shares of the issued and outstanding convertible preferred stock, par value $0.01 per share (the “Preferred Stock”) will be entitled upon conversion solely to an amount per share equal to the Offer Price (on an as if converted basis) without interest. The Merger Agreement also provides for the waiver of the non-compete covenants in the employment agreements of Michael McGarrity, the Company’s President and Chief Executive Officer, and Kenneth Bahk, the Company’s Chief Strategy Officer.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S.
Securities and Exchange Commission (the “SEC”). Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 8.01 Other Events.
In connection with the Company’s entry into the Merger Agreement, the Company obtained the consent (the “Consent”) of NSPH Funding LLC, an affiliate of Life Sciences Alternative Funding LLC, and SWK Funding LLC, the lenders under the Company’s term loan facility (together, the “Lenders”) with a current outstanding principal balance of approximately $25 million. Pursuant to the Consent, the Lenders have consented (i) to the Company’s entry into the Merger Agreement and, (ii) subject to the satisfaction and payment of all obligations owing to the Lenders under the Company term loan facility upon completion of the Merger, to the Change of Control and consummation of the Merger as contemplated by the Merger Agreement.
In connection with the execution of the Merger Agreement, the directors and executive officers of the Company (collectively, the “Stockholders”) have entered into Support Agreements, dated as of May 15, 2016, with the Luminex (the “Support Agreements”). Subject to the terms and conditions of the Support Agreements, the Stockholders agreed, among other things, to tender shares of common stock of the Company (representing in the aggregate approximately 3.8% of the Company’s total issued and outstanding shares of common stock) into the Offer, and, subject to certain exceptions, not to transfer their shares that are subject to the Support Agreements in any competing offer. The Support Agreements will terminate with respect to a Stockholder upon the first to occur of (i) the valid termination of the Merger Agreement, (ii) the completion of the Merger, (iii) entry into an amendment or modification of the Merger Agreement or any waiver of the Company’s rights under the Merger Agreement, in each case that results in a decrease in the Offer Price or (iv) mutual written consent of Luminex and such Stockholder.
The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
On May 16, 2016, the Company and Luminex issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.
Important Information
The tender offer for the outstanding Common Stock referred to in this document has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Common Stock, nor is it a substitute for the tender offer materials that Luminex and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Luminex and Merger Subsidiary will cause to be filed a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company by contacting the Company at fmoinuddin@nanosphere.us or by phone at (847) 400-9000. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.
THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Forward-Looking Statements
Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and the Company’s beliefs and expectations and statements about the Offer and Luminex’s proposed acquisition of the Company, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Luminex and the Company are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Luminex’s or the Company’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to the Company, see the discussion of risks and uncertainties in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 and other SEC filings. The forward-looking statements contained in this report are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 15, 2016, among Luminex Corporation, Commodore Acquisition, Inc., and Nanosphere, Inc.
99.1	Form of support agreement
99.2	Joint Press Release of Luminex Corporation and Nanosphere, Inc. dated May 16, 2016.

*
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished. A list identifying the contents of all omitted exhibits and schedules can be found in Exhibit 2.1.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.
(Registrant)

Date: May 16, 2016	By:	/s/ Farzana M. Moinuddin
Farzana M. Moinuddin
Chief Accounting Officer and Acting Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 15, 2016, among Luminex Corporation, Commodore Acquisition, Inc., and Nanosphere, Inc.
99.1	Form of support agreement
99.2	Joint Press Release of Luminex Corporation and Nanosphere, Inc. dated May 16, 2016.

*
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished. A list identifying the contents of all omitted exhibits and schedules can be found in Exhibit 2.1.